As filed with the Securities and Exchange Commission on March 17, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEURONETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-1051425
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3222 Phoenixville Pike

Malvern, Pennsylvania 19355

(877) 600-7555

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

W. Andrew Macan

Executive Vice President, Chief Legal Officer and Corporate Secretary

3222 Phoenixville Pike

Malvern, Pennsylvania 19355

(877) 600-7555

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brian D. Short

Ballard Spahr LLP

1735 Market Street

Philadelphia, PA 19103

(215) 864-8230

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the selling stockholders are not soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted.

PROSPECTUS

SUBJECT TO COMPLETION, DATED MARCH 17, 2026

Up to 20,737,061 shares

Common Stock

This prospectus relates to the offer and sale from time to time by the selling stockholders (which term as used in this prospectus includes their respective transferees, pledgees, distributees, donees, and successors–in–interest) named herein (the “Selling Stockholders”) of up to 20,737,061 shares of our common stock, par value $0.01 per share. Our registration of the shares of common stock covered by this prospectus does not mean the Selling Stockholders will offer or sell any of the shares of common stock registered on their behalf hereby. This prospectus provides you with a general description of the securities. We will not receive any of the proceeds from the sale of our common stock by the Selling Stockholders.

Each time any of the Selling Stockholders offer and sell securities, we will provide this prospectus and, if applicable, a supplement to this prospectus that contains specific information about the offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement, if any, before you invest in any of our securities.

The Selling Stockholders may offer and sell shares of our common stock from time to time, together or separately. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and any applicable prospectus supplement describing the method and terms of the offering of such securities.

Our common stock is listed on the Nasdaq Stock Market LLC (“Nasdaq”), under the symbol “STIM.” On March 12, 2026, the last reported sale price of our common stock on Nasdaq was $1.26 per share.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the prospectus and any applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus as described in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2026.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this shelf registration process, the Selling Stockholders may from time to time sell up to an aggregate 20,737,061 shares of our common stock in one or more offerings. This prospectus provides you with a general description of the securities that our Selling Stockholders may offer.

Each time that the Selling Stockholders offer and sell securities, the Selling Stockholders will provide this prospectus and, if applicable, a prospectus supplement that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Neither we nor any Selling Stockholder, agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus or any applicable prospectus supplement were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus and the information incorporated herein by reference contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our consolidated financial statements, and the exhibits to the registration statement of which this prospectus is a part.

When we refer to “Neuronetics,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Neuronetics, Inc., unless otherwise specified.

Company Overview

We believe that mental health is as important as physical health. As a global leader in neuroscience, we are delivering more treatment options to patients and healthcare providers by offering exceptional in-office treatments that produce extraordinary results. Our first commercial product, the NeuroStar Advanced Therapy System, is a non-invasive and non-systemic office-based treatment that uses transcranial magnetic stimulation (“TMS”) to create a pulsed, Magnetic Resonance Imaging (“MRI”)-strength magnetic field that induces electrical currents designed to stimulate specific areas of the brain associated with mood. The system is cleared by the United States (“U.S.”) Food and Drug Administration (the “FDA”) to treat adult patients with major depressive disorder (“MDD”) who have failed to achieve satisfactory improvement from at least one prior antidepressant medication in the current MDD episode. It is also cleared by the FDA as an adjunct for adults with obsessive-compulsive disorder (“OCD”) and for adolescent patients aged 15-21 with MDD. It is also cleared by the FDA to decrease anxiety symptoms in adult patients with MDD that may exhibit comorbid anxiety symptoms (anxious depression). In addition to selling the NeuroStar Advanced Therapy System and associated treatment sessions to customers, we operate Greenbrook TMS Inc. (“Greenbrook”) treatment centers (“Treatment Centers”) across the U.S., offering NeuroStar Advanced Therapy. We acquired Greenbrook, a leading provider of mental healthcare services, pursuant to an Arrangement Agreement effective as of December 9, 2024. The NeuroStar Advanced Therapy System is safe, clinically effective, reproducible and precise and we believe is supported by the largest clinical data set of any competing TMS system. Treatment Centers also obtain SPRAVATO® to treat adults with treatment-resistant depression or depressive symptoms in adults suffering from MDD with acute suicidal ideation or behavior.

Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, including our Annual Report on Form 10-K for the year ended December 31, 2025, as described under “Incorporation of Certain Information by Reference” in this prospectus.

Company Information

We were incorporated in Delaware in April of 2003. Our principal executive offices are located at 3222 Phoenixville Pike, Malvern, Pennsylvania 19355, and our telephone number is (877) 600-7555. Our website address is www.neurostar.com. The information contained on our website is not a part of this prospectus, and the inclusion of our website address in the prospectus is an inactive textual reference only.

All brand names or trademarks appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

The Offering

Issuer:	Neuronetics, Inc.

Common stock offered by the Selling Stockholders:	Up to 20,737,061 shares of our common stock.

Use of proceeds:	The Selling Stockholders will receive all of the proceeds from the sale, if any, of shares of our common stock in this offering. We will not receive any proceeds from the sale of shares of our common stock by the Selling Stockholders. See the section titled “Use of Proceeds” in this prospectus for more information.

Risk factors:	Investing in our common stock involves significant risks. Before making an investment decision, please read the information contained in and incorporated by reference under the heading “Risk Factors” in this prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus.

Nasdaq Global Market symbol:	“STIM.”

The number of shares of our common stock to be outstanding after the offering is based on 69,276,593 shares of our common stock outstanding as of March 10, 2026 and excludes as of such date:

•	1,091,156 shares of our common stock issuable upon exercise of outstanding options granted under our equity incentive plans at a weighted average exercise price of $2.87 per share;

•

6,469,810 shares of our common stock reserved for future issuance under our equity incentive plans as well as any annual increases in the number of shares of our common stock reserved for future issuance pursuant to the equity incentive plans;

•

5,342,652 shares of our common stock issuable upon vesting of restricted stock units and performance stock units granted, inclusive of 447,122 shares previously vested and unissued, under our equity incentive plans; and

•	1,950,000 shares of our common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $0.94 per share.

Smaller Reporting Company

We are a “smaller reporting company” as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”). We will remain a smaller reporting company until the last day of the fiscal year in which the aggregate market value of our common stock that is held by non-affiliates is at least $250 million or the last day of the fiscal year in which we have at least $100 million in revenue and the aggregate market value of our common stock that is held by non-affiliates is at least $700 million (in each case, with respect to the aggregate market value of our common stock held by non-affiliates, as measured as of the last business day of the second quarter of such fiscal year).

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our Annual Report on Form 10-K for the year ended December 31, 2025 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, in each case, as updated by our subsequent filings with the SEC, which are incorporated by reference into this prospectus and the applicable prospectus supplement and any related free writing prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

The number of shares of common stock being registered for sale is significant in relation to the number of our outstanding shares of common stock

We have filed a registration statement of which this prospectus is a part to register shares of common stock offered hereunder for sale into the public market by the Selling Stockholders. These shares of common stock offered under this prospectus and any prospectus supplement represent a significant percentage of the shares of our outstanding common stock, and if sold in the market all at once or at about the same time, could likely depress the market price of our common stock. The possible sale of a large percentage of such shares during the period the registration statement remains effective also could depress the market price of our common stock and adversely affect our ability to raise equity capital, if desired.

The market price and trading volume of our stock may be volatile.

The price of our common stock has been, and may continue to be, volatile. Even though our common stock is listed on Nasdaq, an active trading market for our common stock may not be sustained. The lack of an active trading market may impair the value of your shares and your ability to sell your shares at the time you wish to sell them. An inactive trading market may also impair our ability to raise capital by selling shares of our common stock and enter into strategic partnerships or acquire other complementary products, technologies or businesses by using shares of our common stock as consideration. Furthermore, there can be no guarantee that we will continue to satisfy the continued listing standards of Nasdaq. For instance, in October 2024, we received notice from Nasdaq that the Company did not meet Nasdaq’s minimum bid price requirement under Listing Rule 5450(a)(1) for the continued listing of our common stock. Although we regained compliance with such rule in November 2024, if we fail to satisfy the continued listing standards in the future, we could be de-listed, which would have a material and negative effect on the price of our common stock.

We cannot predict the prices at which our shares of common stock may trade. The market price of our common stock is likely to be highly volatile and may fluctuate substantially due to many factors, including:

•	the volume and timing of sales of our products;

•	the introduction of new products or product enhancements by us or others in our industry;

•	disputes or other developments with respect to our or others’ intellectual property rights;

•	our ability to develop, obtain regulatory clearance for, and market new and enhanced products on a timely basis;

•	product liability claims or other litigation;

•	quarterly variations in our results of operations or those of others in our industry;

•	media exposure of our products or of those of others in our industry;

•	changes in governmental regulations or in reimbursement;

•	changes in earnings estimates or recommendations by securities analysts;

•	sales of shares of our common stock by us, insiders or our stockholders;

•	broad trends impacting companies within the pharmaceutical, biotechnology and medical technology industries; and

•

general market conditions and other factors, including the current state of the credit and capital markets, natural disasters and other calamities, including global pandemics such as the COVID-19 pandemic, or macroeconomic factors such as geopolitical tensions or the outbreak of hostilities or war.

In recent years, the stock markets generally have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors may significantly affect the market price of our common stock, regardless of our actual operating performance.

In addition, in the past, class action litigation has often been instituted against companies whose securities have experienced periods of volatility in market price. Securities litigation brought against us following volatility in our stock price, regardless of the merit or ultimate results of such litigation, could result in substantial costs, which would hurt our financial condition and operating results and divert management’s attention and resources from our business.

Issuances of shares of common stock or securities convertible into or exercisable for shares of common stock following this offering, as well as the exercise of options and warrants, will dilute your ownership interests and may adversely affect the future market price of our common stock.

We may need additional capital to fund the development, production and marketing of our products and services. We may seek additional capital through a combination of private and public equity offerings, debt financings, strategic partnerships and alliances and licensing arrangements, which may cause your ownership interest to be diluted. In addition, as of March 10, 2026, there were options to purchase 1,091,156 shares of our common stock outstanding at a weighted-average exercise price of $2.87, 5,342,652 shares of our common stock issuable upon the vesting and settlement of service-based restricted stock units and performance-based restricted stock units outstanding and 1,950,000 shares of our common stock issuable upon the exercise of warrants outstanding as of March 10, 2026, with a weighted-average exercise price of $0.94 per share. If these securities are exercised, you may incur further dilution. Moreover, to the extent that we issue additional options to purchase, or securities convertible into or exchangeable for, shares of our common stock in the future and those options or other securities are exercised, converted or exchanged, stockholders may experience further dilution.

We do not currently intend to pay dividends on our common stock in the foreseeable future, and consequently, any gains from an investment in our common stock will likely depend on appreciation in the price of our common stock.

We have never declared or paid cash dividends on our common stock and do not anticipate paying any cash dividends to holders of our common stock in the foreseeable future. Consequently, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments. There is no guarantee that our common stock will appreciate in value or even maintain the price at which the stockholders have purchased their shares.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements. These are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K, as well as any amendments thereto, filed with the SEC.

Any statements in this prospectus, or incorporated herein, about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements include statements regarding:

•	the effect of the transaction with Greenbrook on the Company’s business relationships, operating results and business generally;

•	the Company’s ability to execute its business strategy;

•	the Company’s ability to achieve or sustain profitable operations due to its history of losses;

•	the Company’s ability to successfully integrate Greenbrook’s operations, customers and employees;

•	the Company’s reliance on the sale and use of its NeuroStar Advanced Therapy System to generate revenues;

•	the scale and efficacy of the Company’s salesforce;

•	the Company’s ability to retain talent;

•	availability of coverage and reimbursement from third-party payors for treatments using the Company’s products;

•	physician and patient demand for treatments using the Company’s products;

•	developments in competing technologies and therapies for the indications that the Company’s products treat;

•	product defects;

•	the Company’s ability to obtain and maintain intellectual property protection for its technology;

•	developments in clinical trials or regulatory review of NeuroStar Advanced Therapy System for additional indications;

•	developments in regulation in the U.S. and other applicable jurisdictions;

•	the terms of the Company’s credit facility;

•	the Company’s ability to successfully roll-out the Company’s Better Me Provider program on the planned timeline;

•	the Company’s self-sustainability and existing cash balances; and

•	the Company’s ability to achieve cash flow break-even.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “would,” “should,” “expect,” “plan,” “design,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” “outlook” or “continue” or the negative of these terms or other similar expressions intended to identify statements about the future, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.

You should refer to the “Risk Factors” section contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the Selling Stockholders. We will pay all of the fees and expenses incurred in connection with the registration of the common stock issued to the Selling Stockholders. We will not bear any underwriting discounts and selling commissions or similar selling expenses incurred in connection with the offering of the common stock by the Selling Stockholders.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes certain of the terms of the capital stock of Neuronetics, Inc. This description does not purport to be complete and is qualified in its entirety by reference to our ninth amended and restated certificate of incorporation, as amended (“certificate of incorporation”), and our fourth amended and restated bylaws (“bylaws”), which are exhibits to the registration statement of which this prospectus forms a part, and by applicable law. We encourage you to read our certificate of incorporation, bylaws and the applicable provisions of Delaware law for additional information.

General

Under our certificate of incorporation we are authorized to issue up to 250,000,000 shares of common stock, par value $0.01 per share (“common stock”), and 10,000,000 shares of preferred stock, par value $0.01 per share (“preferred stock”), all of which shares of preferred stock are undesignated. Our board of directors may establish the rights and preferences of the preferred stock from time to time.

As of March 10, 2026, there were 69,276,593 shares of common stock outstanding and there was no preferred stock outstanding.

Common Stock

Voting Rights

Each holder of our common stock is entitled to one vote for each share of common stock on all matters submitted to a vote of the stockholders, including the election of directors. Under our certificate of incorporation and bylaws, our stockholders do not have cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

Dividends

Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Rights and Preferences

Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the right of the holders of shares of any series of preferred stock that we may designate in the future.

Preferred Stock

Pursuant to our certificate of incorporation, our board of directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the designations, number of shares, rights, voting powers, preferences, privileges and the qualifications, limitations and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and sinking fund terms, and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock. The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. Our issuance of preferred stock with voting or conversion rights could adversely affect the voting power of holders of common stock and the likelihood and amount that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change of control or other corporate action, or make the removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock and the voting and other rights of the holders thereof.

Our board of directors will fix the designations, number of shares, rights, voting powers, preferences and privileges of each series, as well as the qualifications, limitations or restrictions thereof, of the preferred stock of each series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price per share;

•	the dividend rate per share, dividend period and payment dates and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•

whether the preferred stock will be convertible into our common stock or other securities of ours, including depositary shares and warrants, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;

•

whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

•	voting rights, if any, of the preferred stock;

•	preemption rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•

any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred stock.

The Delaware General Corporation Law (the “DGCL”), which is the law of the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class (or, in some cases, as a series) on an amendment to our certificate of incorporation if the amendment would change the par value, the powers, preferences or special rights of the class or series so as to adversely affect the class or series, as the case may be, or, unless the certificate of incorporation provided otherwise, the number of authorized shares of the class. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Anti-Takeover Provisions

Provisions in our certificate of incorporation and bylaws may discourage, delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. In addition, these provisions may frustrate or prevent any attempt by our stockholders to replace or remove our current management by making it more difficult to replace or remove our board of directors. These provisions include:

•	a prohibition on stockholder action through written consent;

•	no cumulative voting in the election of directors;

•	the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director;

•	a requirement that special meetings of stockholders be called only by the board of directors, the chairman of the board of directors, or the chief executive officer;

•	an advance notice requirement for stockholder proposals and nominations;

•	the authority of our board of directors to issue preferred stock with such terms as our board of directors may determine; and

•

a requirement that sixty-six and two-thirds percent (66 2/3%) of the voting power of all then-outstanding shares of capital stock of the Company entitled to vote generally at an election of directors for the removal of any director for cause.

The combination of these provisions will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Because our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage coercive takeover practices and inadequate takeover bids.

These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts. We believe that the benefits of these provisions, including increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company, outweigh the disadvantages of discouraging takeover proposals, because negotiation of takeover proposals could result in an improvement of their terms.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the entity or person’s affiliates and associates, beneficially owns, or is an affiliate or associate of the corporation and within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Choice of Forum

Our certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for:

•	any derivative action or proceeding brought on our behalf;

•	any action asserting a breach of fiduciary duty;

•	any action asserting a claim against us arising pursuant to the DGCL, our certificate of incorporation, or our bylaws; or

•	any action asserting a claim against us that is governed by the internal affairs doctrine.

Recent Amendments to the Certificate of Incorporation

Our certificate of incorporation was amended on May 30, 2019, following stockholder approval at our annual meeting of stockholders held on May 28, 2019, to provide that any of our directors or our entire Board of Directors may be removed, with or without cause, by the holders of a majority of our capital stock then entitled to vote on the election of directors. Our certificate of incorporation was further amended on December 10, 2024 to authorize us to issue up to 250,000,000 shares of common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC (formerly American Stock Transfer & Trust Company, LLC). The transfer agent’s address is 1110 Centre Point Curve, Mendota Heights, MN 55120.

Listing on The Nasdaq Global Market

Our common stock is listed for trading on Nasdaq under the symbol “STIM.”

SELLING STOCKHOLDERS

The Selling Stockholders may offer and sell any or all of the shares of our common stock set forth below pursuant to this prospectus. When we refer to the “Selling Stockholders” in this prospectus, we mean the persons described below, and their respective pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the Selling Stockholder’s interests in shares of our common stock other than through public sale.

On August 11, 2024, the company entered into a Registration Rights Agreement (the “Registration Rights Agreement), with Madryn Select Opportunities, LP (“MSO”), Madryn Health Partners II, LP (“MHP II”) and Madryn Health Partners II (Cayman Master), LP (“MHP II – Cayman” and collectively with MSO and MHP II, the “Selling Stockholders”), pursuant to which each of the Selling Stockholders is entitled to certain rights to require the registration of the sale of certain or all of the shares of our common stock that they beneficially own. The Selling Stockholders became stockholders of the Company upon the closing of the Arrangement Agreement, dated August 11, 2024, by and among the Company and Greenbrook (the “Arrangement Agreement”). As of the date of this prospectus, the Selling Stockholders beneficially own the following shares of our common stock:

•	Madryn Select Opportunities, LP: 2,261,168 shares

•	Madryn Health Partners II, LP: 1,430,953 shares

•	Madryn Health Partners II (Cayman Master), LP: 17,044,940 shares

The Selling Stockholders have the following relationships with the Company:

•

As disclosed in a Schedule 13D/A filed with the SEC on March 4, 2026, Madryn Asset Management, LP (“Madryn”), the investment advisor to each Selling Stockholder, beneficially owns in the aggregate 20,737,061 shares of the Company’s common stock, which represented approximately 30.3% of the outstanding shares of the Company’s common stock on the date of such filing. Certain affiliates of the Selling Stockholders within Madryn’s fund structure may be deemed to be beneficial owners of the common stock held directly by the Selling Stockholders.

•	Avinash Amin, the Managing Partner of Madryn, serves as a director of the Company.

•	Prior to the closing of the Arrangement Agreement in December 2024, Madryn, together with its affiliates, maintained a lending relationship with and was a significant stockholder of Greenbrook.

The table below sets forth, as of the date of this prospectus, the name of each Selling Stockholder for whom we are registering shares for sale to the public, the total number of shares of our common stock beneficially owned by the Selling Stockholder prior to this offering, the total number of shares of our common stock that the Selling Stockholder may offer pursuant to this prospectus and the number of shares of our common stock that the Selling Stockholder will beneficially own after this offering, as well as the percentages of beneficial ownership of our common stock held by the Selling Stockholder prior to and after this offering. The information set forth below is based on information provided by or on behalf of the Selling Stockholders prior to the date hereof, and information concerning the Selling Stockholders may change from time to time.

Unless otherwise indicated, the address of all Selling Stockholders is c/o Madryn Asset Management, LP, 330 Madison Avenue – 33rd Floor, New York, NY 10017. As disclosed in a Schedule 13D/A filed with the SEC on August 12, 2025, each of the Selling Stockholders has shared voting and investment power with respect to the shares beneficially owned by the Selling Stockholder unless noted otherwise, subject to community property laws where applicable.

The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or direct the disposition of such security. Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Percentages in the table below are based on 69,276,593 shares of common stock outstanding as of March 10, 2026.

Based on the information provided to us by the Selling Stockholders, assuming that the Selling Stockholders sell all of the shares of our common stock beneficially owned by them that have been registered by us and do not acquire any additional shares during the offering, the Selling Stockholders will not own any shares, as reflected in the column entitled “Beneficial Ownership After this Offering.” We cannot advise you as to whether the Selling Stockholders will in fact sell any or all of such shares of our common stock. In addition, the Selling Stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time, the shares of our common stock in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth in the table below.

	Shares of Class A Common Stock Owned Prior to this Offering		Shares of Class A Common Stock Being Offered	Beneficial Ownership After this Offering(1)
Name	Number of Shares	%		Number of Shares	%
Madryn Select Opportunities, LP	2,261,168	3.3	2,261,168	0	0
Madryn Health Partners II, LP	1,430,953	2.1	1,430,953	0	0
Madryn Health Partners II (Cayman Master), LP	17,044,940	24.6	17,044,940	0	0

(1)

Represents the amount of common stock that will be held by the Selling Stockholders after completion of all offerings pursuant to this prospectus based on the assumptions that (a) all common stock registered for sale by the registration statement of which this prospectus forms a part will be sold and (b) that no other shares of common stock are acquired or sold by the Selling Stockholders prior to completion of such offerings. However, the Selling Stockholders may sell all, some or none of the common stock offered pursuant to this prospectus and may sell some or all of its common stock pursuant to an exemption from the registration provisions of the Securities Act.

PLAN OF DISTRIBUTION

We are registering the shares of common stock held by the Selling Stockholders to permit the resale of such shares of common stock by the Selling Stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholders of the common stock. We will bear all fees and expenses incident to our obligation to register the common stock in this offering. Sales by the Selling Stockholders may not require the provision of a prospectus supplement.

The common stock may be sold from time to time directly by the Selling Stockholders, including their donees, pledgees, transferees and other successors in interest, or, alternatively, through underwriters, broker-dealers or agents, or through any combination of the foregoing methods. If the common stock is sold through underwriters, broker-dealers or agents, the Selling Stockholders will be responsible for underwriting discounts or commissions or agents’ commissions, if any. The common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Such sales may be effected in transactions, which may involve block transactions:

•	on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of sale, including Nasdaq;

•	in the over-the-counter market;

•	otherwise than on such exchanges or services or in the over-the-counter market;

•	through the writing of options;

•

through trading plans entered into by the Selling Stockholders pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their common stock on the basis of parameters described in such trading plans;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	pursuant to agreements with broker-dealers to sell a specified number of the shares of common stock at a stipulated price per share;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;

•	in options or other hedging transactions, whether through an options exchange or otherwise;

•	in distributions to members, limited partners or stockholders of the Selling Stockholders;

•	any other method permitted by applicable law; or

•	through any combination of the foregoing.

The Selling Stockholders may also sell all or a portion of the common stock beneficially owned by them and offered hereby from time to time using other methods as permitted pursuant to applicable law.

In addition, the Selling Stockholders may resell all or a portion of the common stock in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. If the Selling Stockholders effect such transactions by selling the common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with sales of the common stock or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging in positions they assume. The Selling Stockholders may also sell common stock short and deliver common stock covered by this prospectus to close out short positions and to return borrowed common stock in connection with such short sales. The Selling Stockholders may also loan or pledge the common stock to broker-dealers that in turn may sell such common stock, to the extent permitted by applicable law. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of common stock offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common stock from time to time pursuant to this prospectus or any amendment or supplement to this prospectus under any applicable provision of the Securities Act, amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer and donate the common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders and any broker-dealer or agents participating in the distribution of the common stock may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling Stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the applicable prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

Each Selling Stockholder has informed us that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. If required, the specific common stock to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agent, broker-dealer or underwriter and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

Under the securities laws of some states, the common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless such common stock has been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Stockholder will sell any or all the common stock registered pursuant to the registration statement.

Each Selling Stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the common stock by the Selling Stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the common stock. All of the foregoing may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the Registration Rights Agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that each Selling Stockholder will pay all underwriting discounts and selling commissions, if any, and any related legal expenses incurred by it. We will indemnify the Selling Stockholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the Registration Rights Agreement, or the Selling Stockholders will be entitled to contribution. We may be indemnified by the Selling Stockholders against certain liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Stockholders specifically for use in this prospectus, in accordance with the related Registration Rights Agreement, or we may be entitled to contribution.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Ballard Spahr LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Neuronetics, Inc. as of December 31, 2025 and 2024, and for each of the years in the three-year period ended December 31, 2025, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 that we filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including our company. The address of the SEC website is www.sec.gov.

We maintain a website at www.neurostar.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference into this prospectus is 001-38546. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this document:

•	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 17, 2026;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 10, 2025;

•

our Quarterly Reports on Form 10-Q for the quarterly period ended March  31, 2025, filed with the SEC on May 6, 2025, the quarterly period ended June 30, 2025, filed with the SEC on August 5, 2025 and for the quarterly period ended September 30, 2025, filed with the SEC on November 4, 2025;

•

our Current Reports on Form 8-K filed with the SEC on January 6, 2026, January  22, 2026, February  10, 2026, February  25, 2026, March  2, 2026 and March 17, 2026 (except for the information furnished under Items 2.02 or 7.01 and the exhibits furnished thereto); and

•

the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on June 19, 2018, including any amendments or reports filed for the purposes of updating such description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You may request a copy of these filings by writing us at 3222 Phoenixville Pike, Malvern, Pennsylvania 19355 or telephoning us at (877) 600-7555.

You may also access these documents on our website, www.neurostar.com/neuronetics. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

Up to 20,737,061 shares

Common Stock

PROSPECTUS

March 17, 2026

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All the amounts shown below are estimates, except for the SEC registration fee.

SEC registration fee		$3,608.37
Accounting fees and expenses			*
Legal fees and expenses			*
Transfer agent, printing and miscellaneous expenses			*

Total	$*		*

*	These fees are calculated based on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time.

Item 15. Indemnification of Officers and Directors

We are incorporated under the laws of the State of Delaware. Section 102 of the DGCL permits a corporation to eliminate the personal liability of directors or officers of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director or officer, except where the director or officer breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

As permitted by the DGCL, our ninth amended and restated certificate of incorporation, as amended, and fourth amended and restated bylaws provide that: (i) we are required to indemnify our directors to the fullest extent permitted by the DGCL; (ii) we may, in our discretion, indemnify our officers, employees and agents as set forth in the DGCL; (iii) we are required, upon satisfaction of certain conditions, to advance all expenses incurred by our directors in connection with certain legal proceedings; (iv) the rights conferred in the bylaws are not exclusive; and (v) we are authorized to enter into indemnification agreements with our directors, officers, employees and agents.

We have entered into agreements with each of our directors and executive officers that require us to indemnify them against expenses, judgments, fines, settlements and other amounts that any such person becomes legally obligated to pay (including with respect to a derivative action) in connection with any proceeding, whether actual or threatened, to which such person may be made a party by reason of the fact that such person is or was a director or officer of us or any of our affiliates, provided such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, our best interests. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. At present, no litigation or proceeding is pending that involves any of our directors or officers regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

We maintain a directors’ and officers’ liability insurance policy. The policy insures directors and officers against unindemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses us for those losses for which we have lawfully indemnified the directors and officers. The policy contains various exclusions.

The underwriting agreement, if any, entered into with respect to an offering of securities registered hereunder will provide for indemnification by any underwriters of any offering, our directors and officers who sign this registration statement and our controlling persons for some liabilities, including liabilities arising under the Securities Act.

Item 16. Exhibits and Financial Statement Schedules

Number	Description	Incorporated by reference herein Form	Date filed with SEC

2.1**	Form of Registration Rights Agreement by and between Neuronetics and Investor dated August 11, 2024	Current Report on Form 8-K (File No. 001-38546)	August 13, 2024

2.2**	Amendment No. 1 to the Registration Rights Agreement by and between Neuronetics and the Selling Stockholders dated November 1, 2024	Current Report on Form 8-K (File No. 001-38546)	November 1, 2024

2.3**	Amendment No. 2 to the Registration Rights Agreement by and between Neuronetics and the Selling Stockholders dated March 2, 2026	Current Report on Form 8-K (File No. 001-38546)	March 2, 2026

2.4**	Arrangement Agreement by and between Neuronetics and Greenbrook dated August 11, 2024	Current Report on Form 8-K (File No. 001-38546)	August 13, 2024

3.1**	Ninth Amended and Restated Certificate of Incorporation of the Registrant	Current Report on Form 8-K (File No. 001-38546)	July 6, 2018

3.2**	Certificate of Amendment to Ninth Amended and Restated Certificate of Incorporation of the Registrant	Current Report on Form 8-K (File No. 001-38546)	May 30, 2019

3.2**	Certificate of Amendment to the Company’s Ninth Amended and Restated Certificate of Incorporation	Current Report on Form 8-K (File No. 001-38546)	December 10, 2024

3.3**	Fourth Amended and Restated Bylaws of the Registrant	Quarterly Report on Form 10-Q (File No. 001-38546)	December 29, 2022

Number	Description	Incorporated by reference herein Form	Date filed with SEC

4.1**	Specimen Stock Certificate evidencing shares of common stock of the Registrant	Annual Report on Form 10-K (File No. 001-38546) (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-225307))	March 27, 2025

5.1*	Opinion of Ballard Spahr LLP

23.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Ballard Spahr LLP (Included in Exhibit 5.1)

25.1***	Statement of Eligibility of Trustee under the Indenture

107*	Calculation of Filing Fee Table

*	Filed herewith.
**	Previously filed.
***	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act.

Item 17. Undertakings

a.	The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the

Exchange Act, that are incorporated by reference into this registration statement or are contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act to any purchaser:

i.

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii.

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5.

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

b.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to

Section 15(d) of the Exchange Act) that is incorporated by reference into the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

d.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Malvern, Commonwealth of Pennsylvania, on March 17, 2026.

NEURONETICS, INC.

By:	/s/ Steven E. Pfanstiel
Steven E. Pfanstiel
EVP, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Keith J. Sullivan and Steven E. Pfanstiel, and each of them, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Keith J. Sullivan Keith J. Sullivan	President, Chief Executive Officer and Director (Principal Executive Officer)	March 17, 2026

/s/ Steven E. Pfanstiel Steven E. Pfanstiel	EVP, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	March 17, 2026

/s/ Robert Cascella Robert Cascella	Director	March 17, 2026

/s/ Sheryl Conley Sheryl Conley	Director	March 17, 2026

/s/ Megan Rosengarten Megan Rosengarten	Director	March 17, 2026

Signature	Title	Date

/s/ Sasha Cucuz Sasha Cucuz	Director	March 17, 2026

/s/ Glenn Muir Glenn Muir	Director	March 17, 2026

/s/ Avinash Amin, M.D. Avinash Amin, M.D.	Director	March 17, 2026